EXHIBIT 10.22

                                ESCROW AGREEMENT

         This ESCROW AGREEMENT (the "Agreement") is made as of the 27th day of February, 2002, by and among AURA SYSTEMS, INC. ("Aura"), ROBINSON, DIAMANT & WOLKOWITZ, A Professional Corporation, by Lawrence A. Diamant ("Diamant" or the "Escrow Agent") and the purchasers identified on the signature pages attached hereto or on counterparts hereof ("Purchasers") with reference to the following facts:

                                   WITNESSETH

         A. WHEREAS, Purchasers have agreed to acquire the indebtedness owed by Aura to GSS Array Technologies, Inc. ("GSS") and that group of entities formally known as INFINITY INVESTORS LIMITED, a Nevis West Indies corporation ("IIL"), GLACIER CAPITAL LIMITED, a Nevis West Indies corporation ("Glacier"), SUMMIT CAPITAL LIMITED, a Nevis West Indies corporation ("Summit") and GLOBAL GROWTH LIMITED, a Nevis West Indies corporation ("Global") and hereinafter referred to as Hunt or Infinity and for consideration to Aura, forgive a portion of the indebtedness and convert the remaining Hunt indebtedness to free trading, non-legended Aura common stock in the amounts set forth on the signature pages attached hereto (the "Shares"); and

         B. WHEREAS, the transactions stated above require an escrow account or trust account maintained by Escrow Agent in which Purchasers' funds shall be deposited and from which they shall be paid on the following conditions:

     1. That the purchase prices be exchanged for assignments by Hunt and GSS of the respective indebtednesses and related rights to Purchasers or their agent on their behalf along with releases to Aura of possible GSS or Infinity claims other than the indebtednesses (the "Assignments"); and

     2. On receipt by Escrow Agent as agent for Purchasers ("Agent") of the Assignments, to deliver the same and other consideration to Aura in exchange for Aura's agreement to allow conversion of the remaining Hunt indebtedness to Shares and the delivery of instructions by Aura to its transfer agent to issue the Shares to Purchasers.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Paragraphs A and B are incorporated herein by reference as though fully set forth.

         2. Purchasers and Aura hereby appoint the Escrow Agent as escrow agent and Agent for Purchasers as hereinabove described and the Escrow Agent and Agent hereby accepts such appointment for the purposes and on the terms and conditions set forth in this Escrow Agreement.

         3. The Escrow Agent will accept from Purchasers, by wire transfer, the Escrow Funds representing the full amount required to consummate the transactions stated in paragraphs A and B above (the "Purchase Price"), which Purchase Price is the sum total of the amounts designated by each Purchaser's name on the signature pages attached hereto.

         4. Purchasers and Aura hereby instruct the Escrow Agent that on the first Closing Date the Escrow Agent shall release payment to GSS ($1,600,000.00) and to Hunt ($5,500,000.00 plus interest) in exchange for the Assignments.

         5. The First Closing Date shall be deemed to occur upon satisfaction or waiver of the following conditions: The Escrow Agent shall have received the Assignments or facsimile copies thereof showing the same to have been fully executed along with written representations that originals have been dispatched, at which time Escrow Agent shall have wire transferred payment for the indebtednesses to Hunt and GSS or their agents, respectively.

         6. The Second Closing Date shall occur on receipt by Escrow Agent of a communication from general counsel for Aura in writing by facsimile representing to Escrow Agent that Aura has instructed its stock transfer agent to issue free trading Shares free and clear of any restrictive legends, in the names of Purchasers and in the amounts set forth on the signature pages attached hereto, along with a copy of the written instructions so instructing the stock transfer agent. The communication shall represent that the Shares are acquired at thirty cents ($.30) per Share and that they shall be delivered by Aura to the Purchasers immediately upon receipt thereof from the stock transfer agent or delivered directly to the Purchasers by the stock transfer agent (the "Aura Communication"). On receipt by the Escrow Agent of the Aura Communication, the Escrow Agent shall wire transfer the remaining funds held in escrow (the sum of at least $1,280,000.00) to Aura, which wire transfer shall evidence (with no further writing required) the agreement of purchasers as follows:

          a. That the GSS indebtedness, $3,200,000.00 is forgiven and that the sum of $1,000,000.00 of the Hunt indebtedness is forgiven.

          b. That the funds wire transferred by Escrow Agent to Aura are consideration to Aura for its agreement to allow the Purchasers to convert the remaining Hunt indebtedness to Aura shares.

          c. That on receipt by Escrow Agent of the Aura Communication, the remaining Hunt indebtedness shall be fully satisfied with the understanding that if the Shares are not delivered to Purchasers within 14 days of the date of the Aura Communication, then the indebtednesses and each of them shall be reinstated in full.

          d. That Agent, on behalf of Purchasers, shall be authorized to forthwith execute such documents as may reasonably be required to evidence satisfaction of the indebtednesses and termination of Uniform Commercial Code filings and all other of Purchasers rights.

          7. WAIVER OF CONFLICTS OF INTEREST

                  Purchasers and Aura acknowledge that Escrow Agent and Agent has and continues to perform legal services as counsel for Aura. Aura hereby consents to the performance by Escrow Agent and Agent of the services and in the capacities provided for herein and Aura waives any right that it may have to claim that the performance of services by Escrow Agent and Agent herein constitute a conflict of interest for Escrow Agent and Agent. Aura knowingly and willingly agrees to and authorizes the performance by Escrow Agent and Agent of the services and in the capacities provided for herein.

                  With full knowledge of the attorney-client relationship existing between Lawrence A. Diamant and the Law Firm of Robinson, Diamant & Wolkowitz (the "Law Firm"), on the one hand, and Aura, on the other, Purchasers agree to the performance by the Law Firm as Escrow Agent and Agent of the services and in the capacities provided for in this Escrow Agreement.

          8. It is understood and agreed by the parties to this Agreement as follows:

          (a) The Escrow Agent and Agent is not and shall not be deemed to be a trustee for any party for any purpose and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

          (b) The Escrow Agent and Agent does not have and shall not be deemed to have any responsibility in respect of any instruction, certificate or notice delivered to it other than faithfully to carry out the obligations undertaken in this Agreement and to follow the directions in such instruction or notice provided in accordance with the terms hereof.

          (c) The Escrow Agent and Agent is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and may rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.

          (d) The Escrow Agent and Agent may conclusively rely upon and act in accordance with any certificate, instruction notice, letter, telegram, cablegram, fax transmission or other written instrument believed by it to be genuine and signed by the Purchasers and Aura.

          (e) Purchasers and Aura agree to save harmless, indemnify and defend the Escrow Agent and Agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including attorney's fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or as to its status for activities as Escrow Agent or Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent or Agent. (f) The Escrow Agent and Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement. If any such legal proceeding is instituted against it, the Escrow Agent and Agent agree promptly to give notice of such proceeding to the Purchasers and Aura. The Escrow Agent and Agent shall not be required to institute legal proceedings of any kind. Any legal proceedings arising out of or relating to the subject matter of this Agreement shall be brought in a court of competent jurisdiction in Los Angeles County, California, U.S.A.

          (g) The Escrow Agent and Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent and Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent or Agent under the terms of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy which it would otherwise have on any other occasion.

          (h) The Escrow Agent and Agent may refrain from taking any action other than keeping all property held by it in Escrow if it is uncertain concerning its duties or rights under this Escrow Agreement or receives claims or demands from any person or entity or receives a final judgment by a court of competent jurisdiction if it deems that necessary or advisable.

          9. Communication to and from the Escrow Agent shall be delivered by messenger or forwarded by facsimile transmission, regular, or certified mail, and shall be effective when received. The addresses for communications shall be those set forth on the signature pages attached hereto.

          10. The Escrow Agent's and the Agent's obligations under this Escrow Agreement shall terminate on the date it shall no longer hold any of the funds or instruments delivered in escrow pursuant to the terms of this Agreement.

          11. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California.

          12. This Escrow Agreement may be executed in several counterparts by facsimile signature, each of which shall be original, and such counterparts shall together constitute but one and the same instrument.



         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement effective as of the date and year first written above.

                    THE ORBITER FUND, LTD.*(1,000,000 Shares)


                    By:______________________________________

                    Capacity:________________________________

                    Address:_________________________________

                    Fax No. _________________________________



         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement effective as of the date and year first written above.

                   THE VICTOR FUND, LTD. * (1,000,000 Shares)


                    By:______________________________________

                   Capacity:_________________________________

                    Address:_________________________________

                    Fax No. _________________________________


         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement effective as of the date and year first written above.

                      MARTIN H. GARVEY* (1,000,000 Shares)



                    By:______________________________________

                   Capacity:_________________________________

                    Address:_________________________________

                    Fax No. _________________________________



                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement effective as of the date and year first written above.

                     LANCER PARTNERS, LP* (4,000,000 Shares)


                    By:______________________________________

                   Capacity:_________________________________

                    Address:_________________________________

                    Fax No. _________________________________



                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement effective as of the date and year first written above.

                   LANCER OFFSHORE, INC. * (8,000,000 Shares)


                    By:______________________________________

                   Capacity:_________________________________

                    Address:_________________________________

                    Fax No. _________________________________



                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement effective as of the date and year first written above.

                       BRUCE D. COWEN* (1,600,000 Shares)


                    By:______________________________________

                   Capacity:_________________________________

                    Address:_________________________________

                    Fax No. _________________________________



                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement effective as of the date and year first written above.

                          STERLING TECHNOLOGY PARTNERS*
                               (1,328,000 Shares)


                    By:______________________________________

                   Capacity:_________________________________

                    Address:_________________________________

                    Fax No. _________________________________



                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement effective as of the date and year first written above.

                            TIM YU (833,333 Shares) *


                    By:______________________________________

                   Capacity:_________________________________

                    Address:   3115  Gough  Street
                               San  Francisco,   California  94123
                               Fax No. (520) 752-6930



                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement effective as of the date and year first written above.

                        CHANA KURTZMAN (166,667 Shares) *


                    By:______________________________________

                   Capacity:_________________________________

                    Address: 338 Westbourne
                             Los Angeles, California   90048
                             Fax No.  (310) 643-7585



                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement effective as of the date and year first written above.

                               AURA SYSTEMS, INC.


                    By:______________________________________
                     Harry Kurtzman, Chief Executive Officer

                      Address: 2335 Alaska Avenue
                               El Segundo, California  90245
                               Fax No.: (310) 643-7585



                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement effective as of the date and year first written above.

                          ROBINSON, DIAMANT & WOLKOWITZ
                           A Professional Corporation


                    By:______________________________________
                         Lawrence A. Diamant, Secretary

                       Address: 1888 Century Park East, Suite 1500
                                Los Angeles, California  90067
                                Fax No.: (310) 277-7584



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* The sum total of  $4,980,000.00  is to be paid into  escrow on behalf of these parties, who are to receive the shares listed by their names. * The sum total of $4,980,000.00 is to be paid into escrow on behalf of these parties, who are to receive the shares listed by their names.
* The sum total of $4,980,000.00 is to be paid into escrow on behalf of these parties, who are to receive the shares listed by their names. * The sum total of $4,980,000.00 is to be paid into escrow on behalf of these parties, who are to receive the shares listed by their names.
* The sum total of $4,980,000.00 is to be paid into escrow on behalf of these parties, who are to receive the shares listed by their names. * The sum total of $4,980,000.00 is to be paid into escrow on behalf of these parties, who are to receive the shares listed by their names.
* The sum total of $4,980,000.00 is to be paid into escrow on behalf of these parties, who are to receive the shares listed by their names. * The sum total of $4,980,000.00 is to be paid into escrow on behalf of these parties, who are to receive the shares listed by their names.
* The sum total of $4,980,000.00 is to be paid into escrow on behalf of these parties, who are to receive the shares listed by their names.